Filed pursuant to Rule 424(b)(7)
Registration No. 333-261237

PROSPECTUS	DATED JANUARY 28, 2022
iSUN, INC.

    SHARES OF COMMON STOCK
This Prospectus relates to the offer and resale by the selling stockholders identified in this Prospectus (the “Selling Stockholders”) of 1,810,915 shares (the “Shares”) of Common Stock, $0.0001 par value per share (the “Common Stock”), of iSun, Inc. (the “Company”, “we”, “us” or “our”). We are registering the resale of the Shares in connection with the issuance of the Shares as part of the merger consideration under an Agreement and Plan of Merger dated September 8, 2021 by and among the Company, iSun Residential Merger Sub, Inc. (“Merger Sub”), a Vermont corporation and wholly-owned subsidiary of iSun Residential, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, SolarCommunities, Inc. d/b/a “SunCommon” , a Vermont benefit corporation, Duane Peterson, James Moore, and Jeffrey Irish, as Shareholder Representatives (the “Merger Agreement”), pursuant to which Merger Sub merged with and into SolarCommunities, Inc. (the “Merger”).
We are registering the Shares on behalf of the Selling Stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Shares offered by this Prospectus. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.
The Selling Stockholders identified in this Prospectus, or their respective transferees, pledgees, donees or other successors-in-interest, may offer the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale for the Shares that may be used by the Selling Stockholders, see the section entitled “Plan of Distribution” on page 10. For a list of the Selling Stockholders, see the section entitled “Selling Stockholders” on page 6.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, and, as such, are allowed to provide more limited disclosures than an issuer that would not so qualify. This prospectus describes the general manner in which the Shares may be offered and sold. If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this prospectus.
Our Common Stock is traded on the Nasdaq Capital Market under the symbol “ISUN.”
Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 4 of this Prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this Prospectus is January 28, 2022

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ABOUT THIS PROSPECTUS
This Prospectus describes the general manner in which the Selling Stockholders may offer from time to time shares of our Common Stock. You should rely only on the information contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference, or to which we have referred you. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus and any Prospectus Supplement does not constitute an offer to sell, or a solicitation of an offer to purchase, the Common Stock offered by this Prospectus and any Prospectus Supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this Prospectus, any Prospectus Supplement, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.
If necessary, the specific manner in which the shares of Common Stock may be offered and sold will be described in a Supplement to this Prospectus, which Supplement may also add, update or change any of the information contained in this Prospectus. To the extent there is a conflict between the information contained in this Prospectus and the Prospectus Supplement, you should rely on the information in the Prospectus Supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this Prospectus or any Prospectus Supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
Neither the delivery of this Prospectus nor any distribution of Common Stock pursuant to this Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this Prospectus or in our affairs since the date of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.
When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to iSun, Inc., a Delaware corporation.

OUR COMPANY
This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire Prospectus, and our other filings with the Securities and Exchange Commission, or the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”
Overview
We are one of the largest commercial solar engineering, procurement and construction (“EPC”) companies in the country and are expanding across the Northeastern United States. We were a second-generation family business founded under the name Peck Electric Co. in 1972 as a traditional electrical contractor. Our core values were and still are to align people, purpose, and profitability, and since taking leadership in 1994, Jeffrey Peck, our Chief Executive Officer, has applied such core values to expand into the solar industry. Today, we are guided by the mission to facilitate the reduction of carbon emissions through the expansion of clean, renewable energy and we believe that leveraging such core values to deploy resources toward profitable business is the only sustainable strategy to achieve these objectives.
The world recognizes the need to transition to a reliable, renewable energy grid in the next 50 years. Vermont and Hawaii are leading the way in the U.S. with renewable energy goals of 75% by 2032 and 100% by 2045, respectively. California committed to 100% carbon-free energy by 2045. The majority of the other states in the U.S. also have renewable energy goals, regardless of current Federal solar policy. We are a member of Renewable Energy Vermont, an organization that advocates for clean, practical and renewable solar energy. We intend to use near-term incentives to take advantage of long-term, sustainable energy transformation with a commitment to the environment and to our shareholders. Our triple bottom line, which is geared towards people, environment, and profit, has always been our guide since we began installing renewable energy and we intend that it remain our guide over the next 50 years as we construct our energy future.
We primarily provide EPC services to solar energy customers for projects ranging in size from several kilowatts for residential loads to multi-megawatt systems for large commercial and utility projects. To date, we have installed over 125 megawatts of solar systems since inception and are focused on profitable growth opportunities. We believe that we are well-positioned for what we believe to be the coming transformation to an all renewable energy economy. We are expanding across the Northeastern United States to serve the fast-growing demand for clean renewable energy. We are open to partnering with others to accelerate our growth process, and we are expanding our portfolio of company-owned solar arrays to establish recurring revenue streams for many years to come. We have established a leading presence in the market after five decades of successfully serving our customers, and we are now ready for new opportunities and the next five decades of success. The Merger referenced on the cover page of this Prospectus is the first step in our business strategy to expand into the residential, community and small commercial solar market.
Corporate Information
We were incorporated on October 8, 2014 under the laws of the State of Delaware as Jensyn Acquisition Corp. On June 20, 2019, we changed our name to The Peck Company Holdings, Inc. On January 19, 2021, we changed our name to iSun, Inc. Our executive offices are located at 400 Avenue D, Suite 10, Williston, Vermont 05495 and our telephone number is (802) 658-3378. Our website address is www.isunenergy.com. The information on our website is not part of this Prospectus. We have included our website address as a factual reference and do not intend it to be active link to our website.

ABOUT THIS OFFERING
This Prospectus relates to the offer and resale by the Selling Stockholders of shares of our Common Stock. All of the shares, when sold, will be sold by the Selling Stockholders. The Selling Stockholders may sell their shares of Common Stock from time to time at prevailing market prices or at privately negotiated prices.
Common Stock Offered by the Selling Stockholders:
1,810,915 shares of Common Stock.
Common Stock Outstanding at December 29, 2021:
11,833,530
Use of Proceeds:
We will not receive any proceeds from the sale of the shares of Common Stock offered by this Prospectus.
Risk Factors:
An investment in the Common Stock offered under this Prospectus is highly speculative and involves substantial risk. Please carefully consider the “Risk Factors” section on page 4 and other information in this Prospectus for a discussion of risks. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.
Nasdaq Symbol:
ISUN

RISK FACTORS
An investment in our Common Stock involves significant risks. You should carefully consider the risk factors contained in any Prospectus Supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 15, 2021, and Form 10-K/A on June 11, 2021, our Form 10-Q for the quarterly period ended March 31, 2021 filed on May 24, 2021, our Form 10-Q for the quarterly period ended June 30, 2021 filed on August 16, 2021, our form 10-Q for the quarterly period ended September 30, 2021, filed on November 15, 2021, as well as all of the information contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein or therein, before you decide to invest in our Common Stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Common Stock could decline as a result of any of these risks. You could lose all or part of your investment in our Common Stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.
The number of shares of Common Stock being registered for sale is significant in relation to the number of our outstanding shares of Common Stock.
We have filed a Registration Statement of which this Prospectus is a part to register the shares offered hereunder for sale into the public market by the selling stockholders. These shares represent a large number of shares of our issued and outstanding shares of Common Stock, and if sold in the market all at once or in a short period of time, could depress the market price of our Common Stock during the period the Registration Statement remains effective.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus, any Prospectus Supplement and the documents that we incorporate by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, regarding our business, financial condition, expenditures, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “planned expenditures,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this Prospectus, any Prospectus Supplement and the documents that we incorporate by reference. Additionally, statements concerning future matters are forward-looking statements.
Although forward-looking statements in this Prospectus, any Prospectus Supplement and the documents that we incorporate by reference reflect the good faith judgment of our management, such statements can only be based on facts and factors known by us as of such date. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus, any Prospectus Supplement or the respective documents incorporated by reference, as applicable. Except as required by law, we undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this Prospectus, any Prospectus Supplement and the documents incorporated by reference, which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

SELLING STOCKHOLDERS
The table below lists the Selling Stockholders and other information regarding the “beneficial ownership” of the shares of Common Stock by the Selling Stockholders. In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “beneficial ownership” includes any shares of Common Stock as to which the Selling Stockholders have sole or shared voting power or investment power and any shares of Common Stock the Selling Stockholders have the right to acquire within sixty (60) days (including shares of Common Stock issuable upon exercise of options or warrants to purchase shares of Common Stock that are currently exercisable or exercisable within sixty (60) days).
The second column indicates the number of shares of Common Stock beneficially owned by the Selling Stockholders, based on their respective ownership as of December 29, 2021.
The fourth column lists the shares of Common Stock being offered by this Prospectus by the Selling Stockholders.
This Prospectus covers the resale of all of the shares of Common Stock held by the Selling Stockholders. The Selling Stockholders can offer all, some or none of its shares of Common Stock, thus we have no way of determining the number of shares of Common Stock that they will hold after this offering. Therefore, the fourth and fifth columns assume that the Selling Stockholders will sell all shares of Common Stock covered by this Prospectus. See “Plan of Distribution.”
Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering	Percentage Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage Beneficially Owned After Offering
Duane Peterson(1)	469,394	3.97%	469,394	0	0.00%
James Moore(1)	469,394	3.97%	469,394	0	0.00%
Jeffrey Irish(2)	304,002	2.57%	304,002	0	0.00%
Charles B. Curtis, Jr.	77,983	0.66%	77,983	0	0.00%
Ben Cohen	46,725	0.39%	46,725	0	0.00%
FreshTracks Capital III, L.P.	39,231	0.33%	39,231	0	0.00%
Mathew Rubin	35,201	0.30%	35,201	0	0.00%
Tom Berry	33,277	0.28%	33,277	0	0.00%
Lintilhac LLC	23,469	0.20%	23,469	0	0.00%
Vermont Community Foundation	20,955	0.18%	20,955	0	0.00%
Jamison Ervin	20,409	0.17%	20,409	0	0.00%
Millennium Trust Co. LLC Custodian FBO: Harris & Frances Block Foundation Inc. Custody XXXX32312	17,602	0.15%	17,602	0	0.00%
Marianne Barton	15,387	0.13%	15,387	0	0.00%
Maverick Lloyd Foundation	14,644	0.12%	14,644	0	0.00%
Thomas J. Whalen	13,881	0.12%	13,881	0	0.00%
Catherine Langrock	13,570	0.11%	13,570	0	0.00%
FreshTracks Capital IV, L.P.	13,038	0.11%	13,038	0	0.00%
Oliver Blackman and Jennifer Blackman	11,734	0.10%	11,734	0	0.00%
Millennium Trust Co. LLC Custodian FBO: JDF LTD LP Custody XXXX28671	11,734	0.10%	11,734	0	0.00%
Elizabeth Steele	11,383	0.10%	11,383	0	0.00%
John D. Moyer	10,477	0.09%	10,477	0	0.00%
Millennium Trust Co. LLC, Custodian FBO: Jill Davies & Nigel Hollis JTWROS Custody XXXX94712	8,486	0.07%	8,486	0	0.00%
John Farrow and Rachelle Farrow	8,213	0.07%	8,213	0	0.00%
Lindsey W. Bolger & B. Alexander Brecher JT TEN	7,857	0.07%	7,857	0	0.00%
James Bruce Bell Revocable Trust	7,315	0.06%	7,315	0	0.00%

Selling Stockholders	Number of Shares of Common Stock Owned Prior to Offering	Percentage Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage Beneficially Owned After Offering
Brill Donnelly Trust, Louise Langston Brill and Mary Ann Donnelly TTEES	5,867	0.05%	5,867	0	0.00%
Eleanor G. Hand	5,867	0.05%	5,867	0	0.00%
Knox Cummin	5,867	0.05%	5,867	0	0.00%
Millennium Trust Co. LLC, Custodian FBO: Elizabeth & Daniel Chodorkoff JTWROS Custody XXXX56575	5,867	0.05%	5,867	0	0.00%
Millennium Trust Co. LLC Custodian FBO: Gregory J. Moschetti Traditional IRA XXXX18319	5,867	0.05%	5,867	0	0.00%
Richard W. Moore and Emily W. Moore (JTWROS)	5,820	0.05%	5,820	0	0.00%
Charles B. Curtis, Jr. Family Trust	5,794	0.05%	5,794	0	0.00%
Local VT Holdings, LLC	5,794	0.05%	5,794	0	0.00%
Prentiss C. Smith	5,398	0.05%	5,398	0	0.00%
Jeff Bower	5,238	0.04%	5,238	0	0.00%
Millennium Trust Company, LLC Custodian FBO Patricia Fontaine Revocable Trust DTD 06/22/1998, Patricia Fontaine TTEE XXXX88587	5,238	0.04%	5,238	0	0.00%
Millennium Trust Co. LLC Custodian FBO NANCY K BRAUS Custody XXXX52882	5,238	0.04%	5,238	0	0.00%
Millennium Trust Co. LLC Custodian FBO Richard D Hausman Revocable Trust Custody XXXX6K248	5,238	0.04%	5,238	0	0.00%
Dan Degan	4,983	0.04%	4,983	0	0.00%
Barbarina M. Heyerdahl Trust	4,482	0.04%	4,482	0	0.00%
Vernal Ventures, LLC	4,056	0.03%	4,056	0	0.00%
Jerry Greenfield Revocable Trust	3,314	0.03%	3,314	0	0.00%
Dal LaMagna	2,897	0.02%	2,897	0	0.00%
Caroline C-C Tyler	2,897	0.02%	2,897	0	0.00%
Gardeners Intervale, LLC	2,619	0.02%	2,619	0	0.00%
Timothy R. Yee & Rose Penelope L. Yee	2,619	0.02%	2,619	0	0.00%
Millennium Trust Co. LLC Custodian FBO: Sylvia V. Davatz Custody XXXX35958	2,619	0.02%	2,619	0	0.00%
Robert Barton	1,506	0.01%	1,506	0	0.00%
Jody Davignon	469	0.00%	469	0	0.00%
TOTAL	1,810,915	16.39%	1,810,915	0	0.00%
(1)
Shares held by Mr. Peterson and Mr. Moore are subject to a Lockup Agreement with the Company which restricts each of them from selling any of the shares held by them for 180 days after consummation of the Merger. Shares held by Mr. Peterson and Mr. Moore are subject to an Irrevocable Proxy pursuant to which Jeffrey Peck, CEO of the Company, has the sole power to vote those shares.

(2)
228,001 shares held by Mr. Irish are subject to a Lockup Agreement with the Company which restricts Mr. Irish from selling any of the shares held by him for 180 days after consummation of the Merger. Shares held by Mr. Irish are subject to an Irrevocable Proxy pursuant to which Jeffrey Peck, CEO of the Company, has the sole power to vote those shares.

Material Relationships with Selling Stockholders
We have had the following material relationships with the Selling Stockholders in the last three (3) years:
Duane Peterson is Co-President of SolarCommunities, Inc., a wholly-owned subsidiary of iSun Residential, Inc. (“iSun Residential”), which is a wholly-owned subsidiary of the Company.
James Moore is Co-President of SolarCommunities, Inc.

Jeffrey Irish is a Vice President of SolarCommunities, Inc.
Tom Berry is Vice President of Marketing and Sales of SolarCommunities, Inc.
Charles B. Curtis, Jr. is Chief Financial Officer of SolarCommunities, Inc.
Each of the Selling Stockholders has entered into a Put Agreement with the Company providing that such Stockholder has the right to sell to the Company all of the shares received by that Stockholder in connection with the Merger at a price of $8.816 per share. The Put Agreements will expire upon the 10th business day following the effectiveness of this Registration Statement on Form S-3.

USE OF PROCEEDS
The Selling Stockholders will receive all of the proceeds from the sale of shares of Common Stock under this Prospectus. We will not receive any proceeds from these sales. The Selling Stockholders will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of Common Stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this Prospectus and any Prospectus Supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

PLAN OF DISTRIBUTION
The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this Prospectus.
Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.
In connection with the sale of the securities covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. Each Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.
We agreed to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this Prospectus available to the Selling Stockholders and have informed the Selling Stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the Common Stock offered by this Prospectus will passed upon by Merritt & Merritt, Burlington, Vermont.
EXPERTS
The consolidated financial statements of iSun, Inc. as of December 31, 2020 and December 31, 2019 and for the years then ended, which are incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of the Company’s indirect wholly-owned subsidiary, SolarCommunities. Inc. d/b/a SunCommon as of December 31, 2020 and for the year then ended, which are incorporated in this Prospectus by reference to the Company’s Current Report on Form 8-K filed on October 25, 2021 have been so incorporated in reliance on the report of Gallagher, Flynn & Company, LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below. We also make available on our website under “SEC Filings,” free of charge, our Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. Our website address is www.isunenergy.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this Prospectus, and you should not consider the contents of our website in making an investment decision with respect to the Common Stock offered hereby.
This Prospectus is part of a Registration Statement on Form S-3 that we filed under the Securities Act with the SEC with respect to the shares of our Common Stock offered by the Selling Stockholders through this Prospectus. This Prospectus is filed as a part of that Registration Statement and does not contain all of the information contained in the Registration Statement and Exhibits. We refer you to our Registration Statement and each Exhibit attached to it for a more complete description of matters involving us, and the statements that we have made in this Prospectus are qualified in their entirety by reference to these additional materials.
The SEC maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF DOCUMENTS BY REFERENCE
We are “incorporating by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this Prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this Prospectus will automatically update and supersede information contained in this Prospectus, including information in previously filed documents or reports that have been incorporated by reference in this Prospectus, to the extent the new information differs from or is inconsistent with the old information.
We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:
(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 15, 2021, and Form 10-K/A, as filed with the SEC on June 11, 2021;
(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as filed with the SEC on May 24, 2021;
(3)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, as filed with the SEC on August 16, 2021.
(4)	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, as filed with the SEC on November 15, 2021.
(5)
Our Current Reports on Form 8-K and 8-K/A, as applicable, as filed with the SEC on January 5, 2021, January 11, 2021, January 12, 2021, January 13, 2021, January 25, 2021, February 4, 2021, February 26, 2021, March 9, 2021, March 17, 2021, March 26, 2021, March 29, 2021, April 8, 2021, April 9, 2021, April 16, 2021, May 10, 2021, May 21, 2021, May 25, 2021, June 3, 2021, June 9, 2021, June 22, 2021, June 23, 2021, June 30, 2021, August 16, 2021, August 17, 2021, August 24, 2021, September 13, 2021, September 17, 2021; October 5, 2021, October 25, 2021, October 26, 2021, November 19, 2021, December 1, 2021, December 7, 2021, December 9, 2021, December 15, 2021, December 16, 2021, December 20, 2021, December 22, 2021, December 30, 2021, January 5, 2022, and January 13, 2022.

(6)
The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on March 1, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the Registration Statement of which this Prospectus forms a part and prior to its effectiveness and (2) until all of the Common Stock to which this Prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying Prospectus Supplement and to be a part hereof from the date of filing of such documents.
We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this Prospectus. To request a copy of any or all of these documents, you should write or telephone us at 400 Avenue D, Suite 10, Williston, VT 05495, Attention: Mr. John Sullivan, CFO, (802) 658-7738.